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                                                                     EXHIBIT 4.4


                                                                133,750 Warrants
                                                             CUSIP No. 685564148

                               Warrant Certificate

                          ORBITAL SCIENCES CORPORATION

         This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants, expiring August 15, 2006 (the "WARRANTS"), to purchase common stock, par value $.01 per share (the "COMMON STOCK"), of Orbital Sciences Corporation, a Delaware corporation (the "COMPANY"). Each Warrant initially entitles the registered holder upon exercise at any time from 9:00 a.m., New York City time, on the date immediately following the Mandatory Separation Date (as defined in the Warrant Agreement) (the "EXERCISE DATE") until 5:00 p.m., New York City time, on August 15, 2006, the Expiration Date, to receive from the Company 122.23 fully paid and nonassessable shares of Common Stock (the "WARRANT SHARES") at the initial exercise price (the "EXERCISE PRICE") of $3.86 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, and to the extent not exercised by such time Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York, including, without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practices Laws and Rules.
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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.


DATED:  August 22, 2002
                                             ORBITAL SCIENCES CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

Countersigned:
U.S. BANK, N.A.
as Warrant Agent

By:______________________________
      Authorized Signature


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                         Reverse of Warrant Certificate

         THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF 135,000 UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12% SECOND PRIORITY SECURED NOTES DUE 2006, SERIES A, OF THE COMPANY (THE "NOTES") AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 122.23 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE COMPANY.

         PRIOR TO THE EARLIEST OF (I) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE ACT, AND (II) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR THE WARRANTS AND WARRANT SHARES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED OR EXCHANGED SEPARATELY FROM EACH OTHER AT THE OPTION OF THE HOLDER UPON NOTICE TO THE WARRANT AGENT.

         THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED

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OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR
BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO
         A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANS-

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         FERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement, dated as of August 22, 2002 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to U.S. Bank, N.A., as warrant agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrants may be exercised commencing at the opening of business on the Exercise Date and until 5:00 p.m., New York City time, on the Expiration Date, provided that holders shall be able to exercise their Warrants only if a Registration Statement relating to the exercise of the Warrants is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at the address set forth in Section 15 of the Warrant Agreement or at the Warrant Agent's New York corporate trust office this Warrant Certificate and the form of election to purchase included in this Warrant Certificate duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of one of the following recognized signature guarantee programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
(MNSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Warrant Agent, and payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrant is then exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain condi-

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tions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company, at its option, will pay the cash value thereof determined or round to the next full share of Common Stock, as provided in the Warrant Agreement. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwith-standing any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

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                          Form of Election to Purchase

                    (To Be Executed Upon Exercise Of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ________ shares of Common Stock and herewith tenders payment for such shares to the order of Orbital Sciences Corporation, in the amount of $_______ in accordance with the terms hereof or the tender of $_____ aggregate principal amount of Notes in accordance with the terms hereunder. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable upon exercise of the Warrant(s) represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of Warrants exercisable for the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such
Warrant Certificate be delivered to _______________________________ whose address is ________________________.




                                                     ___________________________
                                                     Signature

Date:  _____________________




         _____________________________
         Signature Guaranteed*

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*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

                                       8
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                       SCHEDULE OF EXCHANGES OF INTERESTS
                               OF GLOBAL WARRANTS

The initial number of warrants evidenced by this Global Warrant is 33,750. The following exchanges of a part of this Global Warrant have been made:



                          Amount of                                         Number of
                         Decrease in                                     Warrants in this
                          Number of               Amount of               Global Warrant           Signature of
                         Warrants in         Increase in Number           Following Such            Authorized
     Date of Ex          this Global         of Warrants in this          Decrease or In            Officer of
       change              Warrant             Global Warrant                 crease              Warrant Agent
    ------------------------------------------------------------------------------------------------------------






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